SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X] Definitive Information Statement

GLOBAL INNOVATIVE SYSTEMS INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form Schedule or Registration Statement No.:

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4. Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

GLOBAL INNOVATIVE SYSTEMS INC.
2114 Nanton Avenue
Vancouver, British Columbia V6L 3C7 Canada

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Global Innovative Systems Inc., a Nevada corporation, to the holders of record at the close of business on the record date, January 30, 2004, of our corporation's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to:

    an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 2,500,000 shares to 200,000,000 shares, par value of $0.001 per share;

    an amendment to our Articles of Incorporation for the alteration of our authorized share capital to authorize the issuance of up to 100,000,000 shares of preferred stock, par value of $0.001 per share (the "Preferred Shares"), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares;

    (collectively, the "Amendments"); and

    the sale of all of the issued and outstanding shares of our subsidiary, Energy Medicine Developments Corp. ("Energy Medicine") owned by us to Robert Fletcher and Fraser Lawrie, pursuant to the terms of a share purchase agreement (the "Agreement") dated September 30, 2003 (the "Sale").

The following description of the Agreement, and the outline of the terms of the Sale is a summary that describes the most material terms of the Sale.

Parties

Global Innovative Solutions Inc. with an address at 2114 Nanton Avenue, Vancouver, British Columbia V3L 3C7 Canada (telephone: (604) 737-6030), Robert Fletcher with an address at 21312 - 86th Avenue, Langley, British Columbia, V1M 1Z7 Canada, and Fraser Lawrie with an address at 3731 Shuswap Avenue, Richmond, British Columbia, V7E 2E8 Canada . For further information on the parties, refer to "Sale of Energy Medicine Developments Corp." below.

Asset Being Sold

All of the issued and outstanding shares of Energy Medicine held by Global Innovative Solutions Inc., to Robert Fletcher and Fraser Lawrie. For further information on the asset to be sold, refer to " Sale of Energy Medicine Developments Corp." below.

Purchase Price	$28,400. For further information on the purchase price to be paid, refer to "Sale of Energy Medicine Developments Corp." below.

Our Board of Directors approved the Sale of Energy Medicine as a result of our change in control, as discussed in our information statement on Schedule 14f-1, which was filed and mailed to our registered shareholders on October 29, 2003, and our current report on Form 8-K which was filed on November 7, 2003. Due to our change in control, our management intends to pursue other opportunities unrelated to the business of Energy Medicine.

Our Board of Directors approved the Amendments to our authorized share capital for the increase in our authorized share capital and the creation of the Preferred Shares in order to enhance our corporation's ability to attract future financing to develop and operate our business.

Our Board of Directors unanimously approved the Sale and the Amendments to our Articles of Incorporation on October 22, 2003 and January 15, 2004, respectively.

Subsequent to our Board of Directors' approval of the Sale and the Amendments, the holders of the majority of the outstanding shares of our corporation gave us their written consent to Sale and the Amendments to our Articles of Incorporation on January 15, 2004. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our corporation will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendments, and the Sale will be deemed to become effective and the Agreement ratified. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our corporation. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our Board of Directors have fixed the close of business on January 30, 2004 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 1,508,198 shares of our common stock issued and outstanding on January 30, 2004. We anticipate that this Information Statement will be mailed on or about February 10, 2004 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since October 1, 2003, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our corporation;

2. any proposed nominee for election as a director of our corporation; and

3. any associate or affiliate of any of the foregoing persons.

The Agreement for the Sale of Energy Medicine was made with Fraser Lawrie and Robert Fletcher, our former directors and officers. Under the terms of the Agreement, the purchase price for the shares of Energy Medicine was $28,400, which consisted of the forgiveness of certain debts owed by us to Messrs. Lawrie and Fletcher or to companies owned and controlled by them.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

Principal Shareholders and Security Ownership of Management

As of the record date, January 30, 2004, we had a total of 1,508,198 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of January 30, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
William McGinty 2114 Nanton Avenue, Vancouver, British Columbia V6L 3C7	150,0000	9.9%
Fraser Lawrie #104 - 630 Columbia Street, New Westminster, British Columbia V3M 1A5	94,640	6.3%
Robert Fletcher #104 - 630 Columbia Street, New Westminster, British Columbia V3M 1A5	94,640	6.3%
Directors and Executive Officers as a Group	150,000 common shares	9.9%

(1) Based on 1,508,198 shares of common stock issued and outstanding as of January 30, 2004. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Amendment to OUR CORPORATION'S Articles

Our Amended Articles of Incorporation (the "Articles") currently authorize the issuance of 2,500,000 shares of common stock, $.001 par value, and no shares of preferred stock. On January 15, 2004, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 200,000,000 shares, and authorize the issuance of up to 100,000,000 shares of preferred stock in the capital of our corporation, for which the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the shares of preferred stock.

The general purpose and effect of the amendment to our corporation's Articles is to increase our authorized share capital and authorize the Preferred Shares, which will enhance our Corporation's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our corporation's Articles is to increase our authorized share capital and authorize the Preferred Shares so that such shares will be available for issuance for general corporate purposes, including financing activities, without the requirement of further action by our shareholders. Potential uses of the additional authorized shares and Preferred Shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock and allowing for the ability to issue the Preferred Shares will give us greater flexibility and will allow us to issue such shares in most cases without the expense of delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The amendment to our corporation's Articles to increase our authorized share capital and authorize the Preferred Shares will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock and the Preferred Shares without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

Our board of directors may authorize and issue classes of Preferred Shares that have rights that are preferential to our common stock. Such rights may include:

  the payment of dividends in preference and priority to any dividends on our common stock;

  preference to any distributions upon any liquidation, dissolution or winding up of our company;

  voting rights that may rank equally to, or in priority over, our common stock;

  mandatory redemption by the company in certain circumstances, for amounts that may exceed the purchase price of the Preferred Shares;

  conversion provisions for the conversion of the Preferred Shares into common stock;

  pre-emptive or first refusal rights in regards to future issuances of common stock or Preferred Shares by the company; or

  rights that restrict our company from undertaking certain corporate actions without the approval of the holders of the Preferred Shares.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendments to our Articles was obtained by written consent of shareholders owning 1,212,252 shares of our common stock, which represented 80.04% on the record date, January 30, 2004. The increase in our authorized capital and the creation of the Preferred Shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

  sale of energy medicine developments corp.

  Our Board of Directors approved the Sale of Energy Medicine as a result of our change in control, as discussed in our information statement on Schedule 14f-1, which was filed and mailed to our registered shareholders on October 29, 2003, and our current report on Form 8-K which was filed on November 7, 2003. Due to our change in control, our new management intends to pursue other opportunities unrelated to the business of Energy Medicine.

  The Agreement for the Sale of Energy Medicine was made with Fraser Lawrie and Robert Fletcher, our former directors and officers. Under the terms of the Agreement, the purchase price for the shares of Energy Medicine was $28,400, which consisted of the forgiveness of certain debts owed by us to Messrs. Lawrie and Fletcher.

  We were of the view that Messrs. Lawrie and Fletcher represented the only viable purchasers of Energy Medicine, given their familiarity with Energy Medicine. Further, given that fact that Energy Medicine had not generated any revenues to date, we determined that it would be unlikely that a third party would realistically express any interest in acquiring Energy Medicine.

  Risk Factors for the Sale

  There are certain risks inherent in the Sale and specifically risks inherent due to the parties to the Sale. We did not consult or retain an independent advisor, or obtain a fairness opinion, in making a determination of the fairness of the proposed Sale. As a result, while our current director is of the view that the consideration for the Sale is fair and appropriate in the circumstances, we cannot provide any assurances in this regard. In addition, we did not seek any other potential purchasers for Energy Medicine. As a result, a third party may have been willing to purchase Energy Medicine on more favourable terms than those contained in the Agreement for the Sale.

  Regulatory Approvals

  Other than approval of the Sale in accordance with Section 78.565 of the Nevada Revised Statutes, which has been complied with, there are no state or federal regulatory approvals that are required to consummate the transaction.

  Accounting Treatment and Federal Income Tax Consequences

  The following summarizes the material federal income tax consequences of the proposed Sale. It does not address any state or local tax consequences. Our shareholders are advised to consult with their tax advisors for a more detailed analysis of any federal, state or local tax consequences.

  For U.S. federal income tax purposes, the Sale is not expected to result in the recognition of any gain by our company. There will be no immediate cash gain on the transaction since the proceeds of the Sale consists of the settlement of outstanding debt. The value of the transaction is comprised of the debt that we have settled pursuant to the terms of the Agreement. Our cumulative net operating losses can be used to offset the amount of the taxable gain on the Sale if any, and as a result we expect to pay no federal income taxes on the Sale.

  The Sale transaction will result in no capital gain or loss for our shareholders and there is currently anticipated to be no distribution in connection with the transaction. Accordingly, the sale should not result in a taxable event under U.S. federal income tax laws for our shareholders in the U.S.

  As our attached financial statements indicate, the Sale of Energy Medicine has been accounted for as a discontinued operation.

  Selected Financial Data

  The following selected financial data for the fiscal years ended September 30, 2003, 2002 and 2001, were derived from our financial statements from our annual report on Form 10-KSB, a copy of which is attached hereto, as Schedule B.

  Selected Financial Data

	Year ended September 30, 2003	Year ended September 30, 2002	Year ended September 30, 2001
Statement of Operations Data:
Net revenues	Nil	Nil	Nil
Net (loss) from continuing operations	($92,269)	($24,717)	($31,128)
Balance Sheet Data:
Current assets	$7,933	Nil	Nil
Total assets	$7,933	$45,957	Nil
Long-term obligations	Nil	Nil	Nil
Stockholders' equity (deficit)	($110,101)	($515,404)	($318,756)

  Loss Per Share Data

  The following tabulation reflects the audited loss per share from operations both before and after giving effect to the Sale and discontinued operations resulting therefrom. The information presented in this tabulation should be read in conjunction with the description of the Agreement contained herein and our financial statements from our annual report on Form 10-KSB, a copy of which is attached hereto as Schedule B.

	Year Ended September 30, 2003	Year Ended September 30, 2002
Basic and diluted loss per share, from continuing operations	($0.20)	($0.06)
Basic and diluted loss per share, from discontinued operations	($0.20)	($0.47)
Total loss per share	$Nil	($0.53)

  Book Value Per Share

  The following tabulation reflects the audited net book value per share of our common stock from operations and the net book value per share of our common stock after giving effect to the Sale. The information presented in this tabulation should be read in conjunction with the description of the Agreement contained herein and our financial statements from our annual report on Form 10-KSB, a copy of which is attached hereto as Schedule B.

Year Ended September 30, 2003
Book value per share, before the sale	($0.10)
Book value per share, after the sale	($0.09)
  Business of GLOBAL INNOVATIVE

Corporate History

We were incorporated in the State of Nevada under the name "Legacy Bodysentials Inc." on September 14, 1995. On September 25, 1996, we changed our name to "Legacy Minerals Inc.". On May 18, 1998, we changed our name to "Global Commonwealth Inc.". On November 12, 1999, we changed our name to our current name of "Global Innovative Systems, Inc.". Our corporate offices are located at 2114 Nanton Avenue, Vancouver, BC V6L 3C7. Our telephone number is 604.737.6030 and our facsimile number is 604.737.6030.

We were inactive until January 31, 2000, when we closed a share exchange agreement with the stockholders of Niew Industries Inc. Following the completion of the transaction, Niew Industries became our wholly owned subsidiary. Because the stockholders of Niew Industries controlled 55% of the resultant entity, and because the business of Niew Industries represented the only business operations of the new entity, the transaction was recorded as a reverse acquisition. Following the accounting for reverse acquisitions, the financial statements subsequent to closing of the share exchange were presented as a continuation of Niew Industries consistent with the change of business. Accordingly, our operations were consolidated with those of Niew Industries from the date of acquisition. Niew Industries was incorporated on January 15, 1997, under the Company Act (British Columbia), and was inactive until March 23, 1998, when it began the development of a twin rotating asphalt mixing (tram) system. Following the sale of the incomplete tram system prototype, we decided to completely dispose of our subsidiary Niew, and focus entirely on developing a sales and marketing program for the Enermed device and the Enermed Therapy through our majority owned subsidiary Energy Medicine Developments Corp., a Delaware corporation. On January 22, 2003, we entered into an agreement to sell our wholly owned subsidiary, Niew Industries, Inc to the former directors of Niew for $44,142 (CDN$70,000).

On October 2, 2001, we entered into an Acquisition Agreement with Energy Medicine Developments Corp., a Delaware corporation, pursuant to which we agreed to purchase all of the issued and outstanding shares of Energy Medicine Developments Corp. in exchange for 18,000,000 of our common shares pre-split (225,000 common shares post-split). Energy Medicine Developments Corp. owns the world-wide marketing and distribution rights to the Enermed Therapy and the Enermed device as described below. Also on October 2, 2001, and also as described in our annual report on Form 10-KSB for the year ended September 30, 2001, we entered into a Purchase Agreement with Energy Medicine Developments (North America) Inc., a company incorporated in the province of British Columbia. Pursuant to the terms of the Purchase Agreement, we agreed to purchase 100% of Energy Medicine Developments (North America) Inc.'s issued and outstanding shares for a purchase price of $300,000.

We have agreed to the sale of all of the issued and outstanding shares of our subsidiary, Energy Medicine, owned by us to Robert Fletcher and Fraser Lawrie, pursuant to the terms of a share purchase agreement (the "Agreement") dated September 30, 2003 (the "Sale"). On October 22, 2003 our Board of Directors approved the Sale of Energy Medicine, as a result of our change in control, as discussed in our information statement on Schedule 14f-1, which was filed and mailed to our registered shareholders on October 29, 2003. Due to our change in control, our new management intends to pursue other opportunities unrelated to the business of Energy Medicine.

The Agreement for the Sale of Energy Medicine was made with Fraser Lawrie and Robert Fletcher, our former directors and officers. Under the terms of the Agreement, the purchase price for the shares of Energy Medicine was $28,400, which consisted of the forgiveness of certain debts owed by us to Messrs. Lawrie and Fletcher or to companies controlled by Messrs Lawrie and Fletcher.

We were of the view that Messrs. Lawrie and Fletcher represented the only viable purchasers of Energy Medicine, given their familiarity with Energy Medicine. Further, given that fact that Energy Medicine had not generated any revenues to date, we determined that it would be unlikely that a third party would realistically express any interest in acquiring Energy Medicine.

There are certain risks inherent in the Sale and specifically risks inherent due to the parties to the Sale. We did not consult or retain an independent advisor, or obtain a fairness opinion, in making a determination of the fairness of the Sale. As a result, while our current management is of the view that the consideration for the Sale is fair and appropriate in the circumstances, we cannot provide any assurances in this regard. In addition, we did not seek any other potential purchasers for Energy Medicine. As a result, a third party may have been willing to purchase Energy Medicine on more favourable terms than those contained in the Agreement for the Sale.

Our Current Business

As we do not presently have an operating business that we can pursue, we are seeking to either identify a suitable business opportunity or enter into a suitable business combination. Management of our company does not believe that we will be able to generate revenues without finding and completing the acquisition of a suitable business opportunity. In addition, if no suitable business opportunity is identified, shareholders will not realize any further return on their investment in our company, and there will be no market for our common shares.

We continue to seek a new business opportunity. Once a business opportunity has been identified, we will investigate and evaluate the business opportunity. In selecting a suitable business opportunity, management intends to focus on the potential for future profits and strength of current operating management of the business opportunity. We have not put industry or geographically specific limitations on the nature of acquisitions or business opportunities to be evaluated. Management believes that the greatest potential lies in technology and goods or products-related industries, rather than principally service industries. Nevertheless, this shall not preclude the investigation or evaluation of any other category of business or industry. We will conduct our own investigation to identify an appropriate business opportunity, and will seek a potential business opportunity from all known sources, relying principally upon personal contacts of our officers and directors, as well as indirect associations between them and other business and professional people.

Evaluation of Opportunities

The analysis of new business opportunities will be undertaken by, or under the supervision of, our officers and directors. Management intends to concentrate on identifying prospective business opportunities which may be brought to management's attention through present associations. In analyzing prospective business opportunities, management will consider, among other factors, such matters as:

(a) the available technical, financial and managerial resources;

(b) working capital and other financial requirements;

(c) history of operations, if any;

(d) prospects for the future;

(e) present and expected competition;

(f) the quality and experience of management services which may be available and the depth of that management;

(g) the potential for further research, development or exploration;

(h) specific risk factors not now foreseeable but which may be anticipated as having an impact on our proposed activities;

(i) the potential for growth or expansion;

(j) the potential for profit;

(k) the perceived public recognition or acceptance of products, services or trades; and

(l) name identification.

Management will meet personally with the management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors. We will not acquire or merge with any company for which audited financial statements cannot be obtained.

Opportunities in which we participate will present certain risks, many of which cannot be identified adequately prior to selecting a specific opportunity. Our shareholders must, therefore, depend on management to identify and evaluate such risks. Promoters of some opportunities may have been unable to develop a going concern or may present a business in its development stage (in that it has not generated significant revenues from its principal business activities prior to our participation). Even after our participation, there is a risk that the combined enterprise may not become a going concern or advance beyond the development stage. Other opportunities may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

The investigation of specific business opportunities and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention as well as substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business opportunity the costs incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss by of the related costs incurred. There is the additional risk that we will not find a suitable target. Management does not believe that we will generate revenue without finding and completing the acquisition of a suitable business opportunity or a transaction with a suitable target company. If no such business opportunity target is found, therefore, no return on an investment in our company will be realized, and there will not, most likely, be a market for our common shares.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. It is likely that any merger with an existing company will be in the form of a reverse takeover, which will require both shareholder approval and a disclosure document. Once a transaction is complete, it is possible that our present management and shareholders will not be in control of our company. In addition, a majority or all of our officers and directors may, as part of the terms of the transaction, resign and be replaced by new officers and directors without a vote of our shareholders.

It is anticipated that securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable securities laws. In some circumstances, however, as a negotiated element of the potential transaction, we may agree to register such securities either at the time the transaction is consummated, under certain conditions or at a specified time thereafter. The issuance of substantial additional securities. and their potential sale into any trading market in our common shares which may develop, may have a depressive effect on such market.

As part of our investigation of a potential business combination or opportunity, our officers and directors may:

(a) meet personally with management and key personnel;

(b) visit and inspect material facilities;

(c) obtain independent analysis or verification of certain information provided;

(d) check references of management and key personnel; and

(e) take other reasonable investigative measures, as our limited financial resources and management expertise allow.

The manner in which we participate in an opportunity with a target company will depend on the nature of the opportunity, our needs and desires, the needs and desires of the other party, management of the opportunity, and our relative negotiating strength. With respect to any mergers or acquisitions, negotiations with target company management will be expected to focus on the percentage of our company which the target company's shareholders would acquire in exchange for their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will, in all likelihood, hold a smaller percentage ownership interest in our company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders.

To date, we have not conducted investigations of any business opportunity or company nor have we met with representatives of any company or business. There can be no assurance that management will ever be able to identify and secure a suitable business opportunity or that management has the requisite experience to recognize and understand a business operation that would benefit us. In the event that management is able to locate what it considers to be a suitable business opportunity, there can be no assurance that the acquisition of such business opportunity or the entering into of a business combination will be successful. Selecting a business opportunity will likely be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking the benefits of a publicly-traded corporation. Such benefits of a publicly traded corporation may include:

(a) facilitating or improving the terms on which additional equity financing may be sought;

(b) providing liquidity for the principals of a business;

(c) creating a means for providing incentive stock options or similar benefits to key employees; and/or

(d) providing liquidity (subject to restrictions of applicable statutes) for all shareholders.

In contrast, negative aspects of becoming a publicly traded corporation registered in the United States may include:

(a) complying with the requirements of the Securities Exchange Act of 1934;

(b) exposure of our officers and directors to lawsuits and liabilities under various securities legislation;

(c) distracting management's attention from our day to day operations;

(d) restricting publicity and other marketing activities to ensure compliance with securities law requirements and minimizing the potential liability of our management and our company; and/or

(e) increased legal, accounting and other expenses associated with operating a public company.

Potentially available business opportunities and/or business combinations may occur in many different industries and at various stages in the development of a company, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We are presently seeking to identify a new business opportunity. As of the date of this annual report, we have no agreements, understandings or arrangements concerning the acquisition or potential acquisition of a specific business opportunity.

There is no assurance that management will be able to secure a suitable prospect or that it has the requisite experience to recognize and understand a business operation that would be beneficial to us.

Investment Company Act of 1940

The Investment Company Act of 1940 regulates mutual funds and other entities that meet the definition of an "investment company". An entity is presumed to be an investment company if 45% or more of the value of its total assets (excluding government securities and cash) consists of, and 45% or more of its income over the last four quarters is derived from securities other than either government securities or securities issued by entities that it does not control which are not themselves engaged in the business of investing in securities.

It is not feasible for us to register as an "investment company" because the regulations promulgated under the Investment Company Act of 1940 are inconsistent with our business strategy, which is to acquire an operating business and continue as an operating company with an active business.

dissenters rights

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendments to our Articles of Incorporation or with respect to the Sale of Energy Medicine.

Financial and Other Information

For more detailed information on our Corporation, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 604.737.6030.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Global Innovative Systems, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

February 11, 2004

GLOBAL INNOVATIVE SYSTEMS INC.

By: /s/ William McGinty
William McGinty
President and Director

SCHEDULE A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GLOBAL INNOVATIVE SYSTEMS INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1. The Articles have been amended as follows (provide article numbers if available):

ARTICLE 6.

The Capital Stock shall consist of 200,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power, and 100,000,000 shares of preferred stock, $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or Class, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 80.04%.*

4. Signatures

______________________________________
William McGinty, President and Director

This instrument was acknowledged before me on _________, 2004, by WILLIAM MCGINTY, known or proved to be the person executing the above instrument.

Notary Public

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or Class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or Class affected by the amendment regardless of limitations or restrictions on the voting power thereof.